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                                                                 Exhibit 21

                    LIST OF SUBSIDIARIES OF THE REGISTRANT


  1. Data Translation Ltd
     Basingstoke, Hants
     England

  2. Data Translation GmbH
     Bietigheim-Bissingen, Germany